EXHIBIT 11

                  PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                     COMPUTATION OF THE NET INCOME PER SHARE
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                   (Unaudited)

(In thousands, net income per share
in dollars)

                                             Primary          Fully diluted
                                             earnings            earnings
                                            per share            per share
                                           --------------    --------------
1996

Net income applicable to common stock      $        4,017    $        4,017
                                           ==============    ==============


Average number of shares
     issued & outstanding                          19,071            19,071
Average stock option and warrant shares               444               444
                                           --------------    --------------

Shares for earnings calculation                    19,515            19,515
                                           ==============    ==============


Net income per share                       $         0.21    $         0.21
                                           ==============    ==============


1995

Net income applicable to common stock      $        2,265    $        2,265
                                           ==============    ==============


Average number of shares
     issued & outstanding                          14,641            14,641
Average reciprocal stockholdings                     (499)             (499)
Average stock option shares                         1,053             1,166
                                           --------------    --------------

Shares for earnings calculation                    15,195            15,308
                                           ==============    ==============


Net income per share                       $         0.15    $         0.15
                                           ==============    ==============


NOTE:
Primary and fully diluted income (loss) per share were computed by dividing net income (loss) by the average number of shares outstanding plus the common stock equivalents, which would arise from the exercise of dilutive stock options.

                                                                    EXHIBIT 11


                  PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                     COMPUTATION OF THE NET INCOME PER SHARE
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                   (Unaudited)


(In thousands, net income per share
in dollars)

                                             Primary         Fully diluted
                                             earnings           earnings
                                            per share           per share
                                           --------------    --------------
1996

Net income applicable to common stock      $        5,570    $        5,570
Adjustment: Add back interest expense
     on convertible debt                              --                101
Adjusted net income applicable to          ______________    ______________
     common stock                          $        5,570    $        5,671
                                           ==============    ==============


Average number of shares
     issued & outstanding                          17,148            17,148
Average stock option and warrant shares               972             1,030
Average convertible debt shares                       --                300
                                           --------------    --------------

Shares for earnings calculation                    18,120            18,478
                                           ==============    ==============


Net income per share                       $         0.31    $         0.31
                                           ==============    ==============


1995

Net income applicable to common stock      $        5,145    $        5,145
                                           ==============    ==============


Average number of shares
     issued & outstanding                          14,631            14,631
Average reciprocal stockholdings                     (630)             (630)
Average stock option shares                         1,012             1,176
                                           --------------    --------------

Shares for earnings calculation                    15,013            15,177
                                           ==============    ==============


Net income per share                       $         0.34    $         0.34
                                           ==============    ==============



NOTE:
Primary and fully diluted income (loss) per share were computed by dividing net income (loss) by the average number of shares outstanding plus the common stock equivalents, which would arise from the exercise of dilutive stock options.